Exhibit 99.1

FOR IMMEDIATE RELEASE

MERZ TO ACQUIRE BIOFORM MEDICAL

FRANKFURT, Germany and SAN MATEO, California – January 4, 2010 – Merz Pharma Group (“Merz”), a privately-held company based in Frankfurt am Main, Germany, and BioForm Medical, Inc. (Nasdaq: BFRM) today announced that the Board of Directors of BioForm Medical and the Merz Shareholders Council have unanimously approved a definitive agreement under which Merz will acquire all of the outstanding shares of BioForm Medical for US$5.45 per share in cash pursuant to a cash tender offer followed by a second-step merger. The transaction has a total equity value of approximately US$253 million based on BioForm Medical’s outstanding shares of common stock.

The US$5.45 per share cash purchase price represents a premium of 55% over BioForm Medical’s 30-day average closing stock price, and a premium of 60% over the closing price of BioForm Medical’s common stock on December 31, 2009, the last trading day prior to today’s announcement.

This transaction advances Merz’s strategy of becoming a leading player in aesthetic medicine, a fast growing, multi-billion dollar global market. BioForm Medical is a leader in the dermal filler market in the United States and Europe with its flagship product, RADIESSE® dermal filler. Following completion of the transaction, BioForm Medical will become a wholly-owned subsidiary of Merz and will be renamed Merz Aesthetics. With BioForm Medical, the new Merz Aesthetics will be distinguished in the marketplace by its ability to offer dermal fillers based on three distinct technologies: RADIESSE® dermal filler, Belotero® and Novabel®. With this broader dermal filler product offering and other innovative aesthetics products under development, including Polidocanol, a sclerotherapy agent, and Bocouture®/XEOMIN®, a neurotoxin free of complexing protein, the combined company will be positioned to enable healthcare professionals to achieve excellent patient results and satisfaction.

“We are pleased with this transaction, which has been strongly supported by Merz shareholders. Together with BioForm Medical, we will have even greater potential for future growth in our worldwide, fast growing aesthetics and dermatological business,” said Dr. Jochen Hückmann, Chairman of the Merz Shareholders Council. “We are delighted to welcome BioForm Medical to our company and expect them to be an important part of Merz’s continued growth and success.”

“This transaction strengthens our operating foundation and builds on Merz’s history of providing innovative and effective products to the aesthetic medical community and the patients we serve,” said Dr. Martin Zügel, Chairman of the Merz Management Board. “With BioForm Medical, we expand our product offering in the high-growth aesthetic market and increase our direct commercial presence in the United States and Europe.

Through the addition of BioForm Medical’s experienced commercial organization, we will be able to offer healthcare providers a broader range of high quality aesthetic treatment options, further enhancing Merz’s customer relationships and our competitive position.”

“After thorough and extensive analysis, the BioForm Medical Board of Directors unanimously approved this transaction with Merz, recognizing that it provides significant immediate value to our stockholders and is also in the best interests of our customers and employees,” said Steve Basta, Chief Executive Officer of BioForm Medical. “We are pleased to join Merz. I believe this combination offers a platform for future growth as well as expanded opportunities for our employees and our company as a whole. I am confident that with Merz’s expertise, resources, product portfolio and pipeline, we will be better positioned to develop and market the solutions our customers need. We look forward to working closely with the Merz team to ensure a smooth transition and complete the transaction as expeditiously as possible.”

BioForm Medical will maintain its headquarters in San Mateo, California, and its manufacturing, distribution and other operations in Franksville, Wisconsin. BioForm Medical’s Asia operations as well as its Netherlands operation, including its European sales team, will also become part of Merz Aesthetics. Merz Pharmaceuticals’ U.S. Pharmaceutical operations with its Clinical Dermatology and Neurology Business units will remain in Greensboro, North Carolina, with the U.S. aesthetics commercial organization led from San Mateo.

Mr. Basta and BioForm Medical’s management team and employees are expected to remain with the Company following completion of the transaction. Mr. Basta will serve as CEO of Merz Aesthetics U.S.

Transaction Summary

In January 2010, a wholly-owned acquisition subsidiary of Merz will commence a tender offer to purchase all of the outstanding shares of BioForm Medical common stock for US$5.45 per share, net to the seller in cash, without interest and less any required tax withholding. The Board of Directors of BioForm Medical has resolved to recommend to BioForm Medical’s stockholders that they tender their shares pursuant to the tender offer.

Following completion of the tender offer, Merz’s acquisition subsidiary will merge with BioForm Medical, with BioForm Medical surviving the merger as a wholly-owned subsidiary of Merz. Following the tender offer, Merz will commence a second-step merger in which any remaining BioForm Medical stockholders will receive the same price per share paid in the tender offer.

The transaction, which is expected to close in the first quarter of calendar year 2010, is conditioned on the tender of a majority of the outstanding shares of BioForm Medical common stock as well as regulatory approvals and other customary closing conditions. The transaction is not subject to financing.

Members of BioForm Medical’s Board of Directors and management team (and related entities), who collectively own approximately 26% of BioForm Medical’s outstanding shares of common stock, including Essex Woodlands Health Ventures, the Company’s largest stockholder which owns approximately 15% of BioForm Medical’s outstanding shares, have entered into agreements with Merz pursuant to which they have agreed to tender their shares in the Merz tender offer.

Advisors

Piper Jaffray & Co. is serving as financial advisor to Merz, and Dewey & LeBoeuf LLP is serving as legal counsel. J.P. Morgan Securities Inc. is serving as financial advisor to BioForm Medical, and Ropes & Gray LLP is serving as legal counsel.

About BioForm Medical, Inc.

BioForm Medical, Inc. is a medical aesthetics company headquartered in San Mateo, California, developing products that enhance aesthetic procedures performed in dermatology and plastic surgery practices. BioForm Medical’s lead product is RADIESSE® dermal filler, a long-lasting filler for use in facial aesthetics. BioForm Medical is developing several future aesthetics products, including a radiofrequency treatment to reduce nerve function in the forehead, a sclerotherapy treatment for spider veins, and a surgical adhesive for brow lifts. For more information about BioForm Medical, please visit www.bioform.com.

About the Merz Pharma Group

Merz’s focus is on drugs for treating neurological and psychiatric conditions and holds a leading position in the field of Alzheimer’s research. With memantine, Merz has developed the first active ingredient in the world for treating moderate to severe cases of Alzheimer’s. Worldwide, memantine is the second best-selling drug for treating Alzheimer’s. Another core competency of Merz lies in clinical and aesthetic dermatology. In addition to pharmaceuticals, Merz also serves the non-pharmacy related healthcare sector. In the Consumer Products segment, Merz Consumer Care is the leading provider of OTC medication, dietary supplements and skincare products in the German-speaking countries with its well-known tetesept® and Merz Spezial® brands. The Merz Pharma Group is an affiliate of Merz Group, a German based family held group of companies that also owns Senator a leading promotional products manufacturer. The Merz Pharma Group employs 1,745 people worldwide (prior year: 1,619). The Company generated revenue of EUR 589.8 million (US$ 828.7 million)1 in the fiscal year 2008/09 (prior year: EUR 546.5 million / US$ 863.5 million)2.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to Merz’s anticipated acquisition of BioForm Medical and expected benefits of the transaction, such as the introduction of new products and products under development, or the timing thereof, the ability to obtain, and the timing of, future U.S. regulatory

[1]	€1 = US$1.405 (exchange rate on 06/30/09)
[2]	€1 = US$1.580 (exchange rate on 06/30/08)

clearances and approvals, including for Polidocanol and Bocouture®/XEOMIN® neurotoxin, the potential for future growth in Merz’ worldwide aesthetics and dermatological business, the impact that the acquisition would have on Merz’ competitive positioning and future growth in its worldwide aesthetics and dermatological business, and the growth in the aesthetic market, generally. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those stated or implied, including but not limited to: the risk that the transaction will not be consummated in a timely manner or at all if, among other things, fewer than a majority of the shares of BioForm Medical common stock are tendered, clearance under the Hart-Scott-Rodino Antitrust Improvements Act is not obtained, or other closing conditions are not satisfied; the successful integration and performance of the acquired business; unknown, underestimated or undisclosed commitments or liabilities; the effectiveness of internal controls; Merz’s ability to: (i) realize synergies expected to result from the acquisition; (ii) successfully commercialize purchased products; (iii) develop, deliver and support a broad range of products, expand its markets, and develop new markets; (iv) attract, motivate and retain key employees; and (v) obtain and protect intellectual property rights in key technologies; and other risks described in BioForm Medical’s filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on managements’ estimates, projections and assumptions as of the date hereof and are subject to risks and uncertainties, which may cause BioForm Medical’s actual results to differ materially from the statements contained herein. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Neither Merz nor BioForm Medical undertake any obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Additional Information

The tender offer described herein has not commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of BioForm Medical. At the time the tender offer is commenced, Merz and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO with the SEC and BioForm Medical will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

The tender offer will be made solely by the Tender Offer Statement. Holders of shares of BioForm Medical common stock are urged to read the Tender Offer Statement (including the Offer to Purchase, related Letter of Transmittal and all other offer documents) and the Solicitation/Recommendation Statement when they become available because they will contain important information that holders of shares of BioForm Medical common stock should consider before making any decision regarding tendering their securities.

Stockholders of BioForm Medical will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by Merz and BioForm Medical through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting the Investor Relations department of BioForm Medical or by mailing a request to the information agent for the tender offer, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016; by calling toll free at 1-800-322-2885 or call collect 212-929-5500; and at tenderoffer@mackenziepartners.com.

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Contacts: For Merz Pharma Group: Ute Weinhold Head of Corporate Communications + 49-69-15 03-889 Steve Frankel / Jim Shaughnessy Joele Frank, Wilkinson Brimmer Katcher +1-212-355-4449	For BioForm Medical: Can Gumus Director, Business Development and Investor Relations +1-650-286-4003